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                        BELLWETHER EXPLORATION COMPANY

                                 EXHIBIT 21.1
                SUBSIDIARIES OF BELLWETHER EXPLORATION COMPANY

                                                  State (Country) of
                                                     Incorporation

Snyder Gas Plant Venture                            Texas

West Monroe Gas Gathering Corporation               Louisiana

NGL-Torch Gas Plant Venture                         Texas

Black Hawk Oil Company                              Delaware

Bellwether International, Inc.                      Delaware

Bellwether Cayman, Inc.                             The Cayman Islands